As filed with the Securities and Exchange Commission on June 10, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in its charter)

Washington	91-0470860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(206) 539-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kristy T. Harlan

Senior Vice President, General Counsel

and Corporate Secretary

Weyerhaeuser Company

220 Occidental Avenue South

Seattle, Washington 98104-7800

(206) 539-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated Filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (4)
Debt Securities
Preferred Shares, $1.00 par value
Preference Shares, $1.00 par value
Depositary Shares
Common Shares, $1.25 par value
Warrants
Stock Purchase Contracts
Stock Purchase Units
TOTAL

(1)

This Registration Statement relates to an unspecified number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Omitted pursuant to Form S-3 General Instruction II.E.
(3)	Exclusive of accrued interest, distributions and dividends, if any.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of the registration fee.

PROSPECTUS

WEYERHAEUSER COMPANY

Debt Securities

Preferred Shares

Preference Shares

Depositary Shares

Common Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide the specific terms of any securities that we offer in a supplement to this prospectus. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

Our Common Shares are listed on the New York Stock Exchange under the symbol “WY.”

We may offer and sell the securities described in this prospectus to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.

Investing in these securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, as well as the risks described in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus or the accompanying prospectus supplement, before you invest. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 10, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus. We may sell, in one or more offerings, any of the securities described in this prospectus. We may offer the securities independently or together in any combination for sale directly by us or through underwriters, agents or dealers.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and other terms of the securities offered. In addition, the prospectus supplement may add to, update or change the information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated By Reference” before you invest.

You should rely only on the information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. The delivery of this prospectus or any accompanying prospectus supplement will not under any circumstances imply that there has been no change in our affairs since the date of this prospectus or the prospectus supplement or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. If you are in a jurisdiction where offers to sell, or solicitations of offers to buy, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

All references to “we,” “us,” “our,” or “Weyerhaeuser” in this prospectus are to Weyerhaeuser Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and information incorporated by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and expressions such as “will be,” “will continue,” “will likely result,” and similar words and expressions. These statements are based on our current expectations and assumptions and are not guarantees of future performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements are not historical facts, but are only statements based on our current expectations and assumptions.

Forward-looking statements therefore involve substantial risks and uncertainties. A number of important factors could cause actual results to differ materially from those currently anticipated. A list and description of risks and uncertainties can be found under the headings “Forward-Looking Statements” and Item 1A. “Risk Factors,” in any accompanying prospectus supplement and in documents incorporated by reference, such as in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A. of our most recent Annual Report on Form 10-K, in any accompanying prospectus supplement and in the other documents incorporated by reference in this prospectus or the applicable prospectus supplement before making a decision to invest in our securities. Each of the risks described in those documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Information Incorporated By Reference” below.

WEYERHAEUSER COMPANY

Weyerhaeuser Company, incorporated in the state of Washington in 1900, is one of the world’s largest private owners of timberlands. As of December 31, 2020, we own or control 10.7 million acres of timberlands in the U.S. and manage an additional 14.1 million acres of timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. Our objective is to maximize the long-term value of timberlands we own. We analyze each timberland acre comprehensively to understand its highest-value use. We realize this value in many ways, most notably through growing and harvesting the trees, but also by selling properties when we can create incremental value. In addition, we focus on opportunities to realize value through lease and royalty agreements for the surface and subsurface rights that exist in our ownership.

We are also one of the largest manufacturers of wood products in North America. We manufacture and distribute high-quality wood products, including structural lumber, oriented strand board, engineered wood products and other specialty products. These products are primarily supplied to the residential, multi-family, industrial, light commercial as well as repair and remodel markets. As of December 31, 2020, we operate 35 manufacturing facilities in the United States and Canada.

Our company is a real estate investment trust (“REIT”).

The mailing address of our principal executive offices is 220 Occidental Avenue South, Seattle, Washington 98104-7800, and the telephone number of our principal executive offices is (206) 539-3000.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including working capital, capital expenditures, share repurchases, acquisitions and the payment or refinancing of existing debt. We may use funds that are not immediately needed for these purposes to temporarily invest in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

This description of the Debt Securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indentures referred to below. You should read the applicable indentures because they, and not this description, define your rights as holder of Weyerhaeuser’s Debt Securities.

We may offer one or more series of Senior Debt Securities, Subordinated Debt Securities, or Junior Subordinated Debt Securities in one or more supplements to this prospectus. The Senior Debt Securities are to be issued in one or more series under an indenture dated as of April 1, 1986, as amended and supplemented, between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as trustee. We refer to that indenture, as amended and supplemented, as the “Senior Indenture.” The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture”) to be entered into by Weyerhaeuser Company and the trustee to be named in the applicable prospectus supplement. The Junior Subordinated Debt Securities are to be issued under an indenture (the “Junior Subordinated Indenture”) to be entered into by Weyerhaeuser Company and the trustee to be named in the applicable prospectus supplement. In this prospectus, we sometimes refer to the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture collectively as the “Indentures” and individually as an “Indenture.” The Indentures will be qualified under the Trust Indenture Act, as amended.

The following summarizes some of the general terms and provisions of the series of the Debt Securities and the Indentures. The specific terms of a series of Debt Securities and the related Indenture will be described in the applicable prospectus supplement. Capitalized terms that are used but not defined in the following summary have the meanings given to those terms in the applicable Indenture.

Forms of the Indentures and of any certificates evidencing the Debt Securities have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

General

The Indentures do not limit the amount of Debt Securities that we may issue under the Indentures. The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or in foreign currencies or units based on or relating to foreign currencies. The Senior Debt Securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined in the Subordinated Indenture). The Junior Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Junior Subordinated Indenture). Unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders of any Debt Securities issued under any Indenture, “reopen” a series of Debt Securities issued under that Indenture and issue additional Debt Securities of that series from time to time.

When we offer a series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. Those terms may include, where applicable:

•	the title, aggregate principal amount and offering price of the Debt Securities of that series;

•	whether the Debt Securities of that series are Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities;

•	the denominations in which the Debt Securities of that series will be issued;

•	the currency in which the Debt Securities of that series will be denominated or in which principal of, and any premium and interest on, the Debt Securities of that series may be payable;

•	the date of maturity of the Debt Securities of that series;

•	any interest rate or rates or method by which any interest rate or rates on the Debt Securities of that series will be determined;

•	the dates on which interest, if any, on the Debt Securities of that series will be payable;

•	the place or places where the principal of, and any premium and interest on, the Debt Securities of that series will be payable;

•	any redemption or sinking fund provisions applicable to the Debt Securities of that series;

•	the terms and conditions pursuant to which such Debt Securities of that series may be convertible into or exchangeable for any other securities;

•	any applicable U.S. federal income tax consequences with respect to the Debt Securities of that series; and

•	any other specific terms of the Debt Securities of that series, which may include additional events of default or covenants.

Debt Securities may also be issued upon the exercise of or in exchange for other securities.

Debt Securities may be issued as “discount securities,” which means they may be sold at a discount below their stated principal amount. These Debt Securities as well as other Debt Securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of their issue price, the nature of the interest payments and other characteristics. Special U.S. federal income tax considerations applicable to Debt Securities issued with original issue discount will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe certain U.S. federal income tax considerations for holders of the related Debt Securities, and the securities exchange or quotation system on which the Debt Securities are listed or quoted, if any.

Global Securities

The Debt Securities of any series may be issued in book-entry form and represented by one or more global securities.

Certain Covenants with Respect to Senior Debt Securities

The following restrictions will apply to the Senior Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

Limitation on Liens. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, if Weyerhaeuser or any Subsidiary, as defined in the Senior Indenture, issues, assumes or guarantees any indebtedness for borrowed money (“Debt”) that is secured by a mortgage, pledge, security interest or other lien (collectively, a “Mortgage”) on

•	any timber or timberlands of Weyerhaeuser or that Subsidiary located in the states of Washington, Oregon, California, Arkansas or Oklahoma, or

•	any principal manufacturing plant of Weyerhaeuser or that Subsidiary located anywhere in the United States,

then Weyerhaeuser must secure or cause that Subsidiary to secure the Senior Debt Securities (together with, if Weyerhaeuser chooses, any other indebtedness of or guaranteed by Weyerhaeuser or that Subsidiary ranking equally with the Senior Debt Securities then existing or created later) equally and ratably with, or prior to, that Debt. However, Weyerhaeuser or any Subsidiary may issue, assume or guarantee secured Debt that would otherwise be subject to those restrictions so long as the aggregate amount of such secured Debt, together with

•	all other such Debt of Weyerhaeuser and its Subsidiaries, and

•

all then existing Attributable Debt, as defined in the Indenture, relating to Sale and Lease-Back Transactions, as defined in “Limitation on Sale Lease-Back Transactions” below (but not including the permitted Sale and Lease-Back Transactions described under the caption “Limitation on Liens” and under the second bullet of the second paragraph under “Limitation on Sale Lease-Back Transactions”), does not exceed five percent of Consolidated Total Assets, as defined in the Senior Indenture. This test must be satisfied as of the last day of Weyerhaeuser’s then most recently ended fiscal quarter or fiscal year with respect to which financial statements are available.

The term “principal manufacturing plant” does not include any manufacturing plant that in the opinion of our Board of Directors is not a principal manufacturing plant of Weyerhaeuser and its Subsidiaries. Our Board of Directors’ exercise of its discretion in determining which of Weyerhaeuser’s plants are “principal manufacturing plants” could have the effect of limiting the application of the limitation on liens.

The following types of transactions are not deemed to create Debt secured by a Mortgage:

•

the sale, Mortgage or other transfer of timber in connection with an arrangement under which Weyerhaeuser or a Subsidiary is obligated to cut some or all of that timber to provide the transferee with a specified amount of money however determined, and

•

the Mortgage of any property of Weyerhaeuser or any Subsidiary in favor of the United States or any State, or any department, agency or instrumentality of either, to secure any payments to Weyerhaeuser or any Subsidiary pursuant to any contract or statute.

The limitation on liens covenant will not apply to:

•	Mortgages securing Debt of a Subsidiary to Weyerhaeuser or another Subsidiary;

•

Mortgages created, incurred or assumed contemporaneously with, or within 90 days after, the acquisition, improvement or construction of the mortgaged property to secure or provide for the payment of any part of the purchase price of that property or the cost of that construction or improvement, provided that, in the case of construction or improvement, the Mortgage does not apply to any property previously owned by Weyerhaeuser or any Subsidiary other than unimproved real property on which the property so constructed or the improvement, is located;

•	Mortgages existing at the time of acquisition of the mortgaged property; or

•

any extension, renewal or replacement of any Mortgage described in the second or third bullets above so long as the principal amount of the secured indebtedness is not increased and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced.

Limitation on Sale and Lease-Back Transactions. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, neither Weyerhaeuser nor any Subsidiary may lease any real property in the United States, except for temporary leases for a term of not more than three years, which property has been or is to be sold or transferred by Weyerhaeuser or that Subsidiary to the lessor (a “Sale and Lease-Back Transaction”).

This limitation will not apply to any Sale and Lease-Back Transaction if:

•

Weyerhaeuser or the applicable Subsidiary would be entitled to incur Debt secured by a Mortgage on the leased property without equally and ratably securing the Senior Debt Securities as described under “Limitation on Liens” above; or

•

Weyerhaeuser, within 90 days of the effective date of the Sale and Lease-Back Transaction, applies an amount equal to the fair value, as determined by our Board of Directors, of the leased property to the retirement of Debt that matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of that Debt.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the Subordinated Debt Securities.

The payment of any principal of, and premium and interest on, the Subordinated Debt Securities will be subordinated, to the extent and in the manner described in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness that may be outstanding at any time. In the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation, reorganization of Weyerhaeuser or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings:

•

the holders of Senior Indebtedness will be entitled to receive payment of all Senior Indebtedness in full (including, if applicable, all principal amount of and premium and interest on the Senior Indebtedness), or to have such payment duly provided for, before the holders of the Subordinated Debt Securities will be entitled to receive any payment of the principal amount of, or premium or interest on, the Subordinated Debt Securities;

•

any payment or distribution of assets of Weyerhaeuser to which the holders of the Subordinated Debt Securities would be entitled, except for the subordination provisions of the Subordinated Indenture, must be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Indebtedness or to their representative or trustee to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

•

if any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, or such payment is duly provided for, such payment or distribution must be paid over to the holders of such Senior Indebtedness or to their representative or trustee for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Indebtedness until the principal of and any premium and interest on, the Subordinated Debt Securities is paid in full.

Because of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

•

holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Subordinated Debt Securities and the holders of Subordinated Debt Securities will be required to pay over their share of such distribution, to the extent made in respect of such Subordinated Debt Securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

•

creditors of Weyerhaeuser who are neither holders of Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities.

Such subordination also may result in a reduction or elimination of payments to the holders of Subordinated Debt Securities.

The Subordinated Indenture will also provide that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on, the Subordinated Debt Securities may be made if there is a continuing:

•

default in the payment when due of principal of, or any premium, sinking funds or interest on, any Senior Indebtedness of Weyerhaeuser and any applicable grace period with respect to such default has ended without such default having been cured or waived or ceasing to exist; or

•

event of default with respect to any Senior Indebtedness of Weyerhaeuser resulting in the acceleration of the maturity of the Senior Indebtedness without such acceleration having been rescinded or annulled or such Senior Indebtedness having been paid in full.

The Subordinated Indenture will provide that its subordination provisions will not apply to the Debt Securities of any series if Weyerhaeuser has satisfied and discharged the Indenture with respect to the Debt Securities of that series as described below under “-Defeasance and Discharge.”

The Subordinated Indenture will not limit or prohibit the incurrence of Senior Indebtedness by Weyerhaeuser. Senior Indebtedness may include debt securities, indebtedness and other obligations that constitute “Senior Indebtedness,” which means they are senior in right of payment to the Subordinated Debt Securities, but may be subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Indebtedness for purposes of the Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of Senior Indebtedness outstanding as of a recent date.

The accompanying prospectus supplement also may describe any provisions applicable to the subordination of those Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

As defined in the Subordinated Indenture, “Senior Indebtedness” will mean:

•

the principal of, and any premium and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument;

•	all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business;

•	all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation;

•

all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements;

•	all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction;

•	all liability of others described in any of the preceding five bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability; and

•	any deferral, renewal, extension or refunding of any liability or obligation of the types referred to in any of the bullets above.

This means that any such liability or obligation or any such deferral, renewal, extension or refunding will be considered to be Senior Indebtedness unless the instrument creating or evidencing it or pursuant to which it is outstanding expressly provides that such liability or obligation is not senior or prior in right of payment to the Subordinated Debt Securities or ranks pari passu with or subordinate to the Subordinated Debt Securities in right of payment. However, the following will not constitute Senior Indebtedness:

•	the Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Subordinated Indenture;

•	any liability for federal, state, local or other taxes owed by Weyerhaeuser;

•	any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser;

•	capital stock of Weyerhaeuser; and

•	any liability or obligation of others described in any of the preceding four bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

Subordination of Junior Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the Junior Subordinated Debt Securities.

The payment of the principal of, and any premium and interest on, the Junior Subordinated Debt Securities will be subordinated, to the extent and in the manner described in the Junior Subordinated Indenture, in right of payment to the prior payment in full of all Senior Debt that may be outstanding at any time. In the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation, reorganization of Weyerhaeuser or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings:

•

the holders of Senior Indebtedness will be entitled to receive payment of all Senior Indebtedness in full (including, if applicable, all principal amount of and premium and interest on the Senior Indebtedness), or to have such payment duly provided for, before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment of the principal amount of, or premium or interest on, the Junior Subordinated Debt Securities;

•

any payment or distribution of assets of Weyerhaeuser to which the holders of the Junior Subordinated Debt Securities would be entitled, except for the subordination provisions of the Junior Subordinated Indenture, must be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Indebtedness or to their representative or trustee to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

•

if any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Junior Subordinated Indenture or the holders of any of the Junior Subordinated Debt Securities before all Senior Indebtedness is paid in full, or such payment is duly provided for, such payment or distribution must be paid over to the holders of such Senior Indebtedness or to their representative or trustee for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Debt upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Debt until the principal of, and any premium and interest on, the Junior Subordinated Debt Securities is paid in full.

Because of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

•

holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Junior Subordinated Debt Securities and the holders of Junior Subordinated Debt Securities will be required to pay over their share of such distribution, to the extent made in respect of such Junior Subordinated Debt Securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

•

creditors of Weyerhaeuser who are neither holders of Junior Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Junior Subordinated Debt Securities.

Such subordination also may result in a reduction or elimination of payments to the holders of Junior Subordinated Debt Securities.

The Junior Subordinated Indenture will also provide that no payment on account of the principal of, or any premium, sinking funds or interest on, the Junior Subordinated Debt Securities may be made if there is a continuing:

•

default in the payment when due of principal of, or any premium, sinking funds or interest on, any Senior Indebtedness of Weyerhaeuser and any applicable grace period with respect to such default has ended without such default having been cured or waived or ceasing to exist; or

•

event of default with respect to any Senior Indebtedness of Weyerhaeuser resulting in the acceleration of the maturity of the Senior Indebtedness without such acceleration having been rescinded or annulled or such Senior Indebtedness having been paid in full.

The Junior Subordinated Indenture will provide that the subordination provisions thereof will not apply to the Securities of any series if Weyerhaeuser has effected satisfaction and discharge of the Indenture with respect to the Securities of that series as described below under “-Defeasance and Discharge.”

The Junior Subordinated Indenture will not limit or prohibit the incurrence of Senior Debt by Weyerhaeuser. Senior Debt may include debt securities, indebtedness and other obligations that constitute “Senior Debt,” which means they are senior in right of payment to the Junior Subordinated Debt Securities, but may be subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Debt for purposes of the Junior Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of Junior Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of Senior Debt outstanding as of a recent date. That prospectus supplement also may describe any provisions applicable to the subordination of those Junior Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

As defined in the Junior Subordinated Indenture, “Senior Debt” will mean:

•

the principal of, and any premium and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument;

•	all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business;

•	all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation;

•

all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements;

•	all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction;

•	all liability of others described in any of the preceding five bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability; and

•	any deferral, renewal, extension or refunding of any liability or obligation of the types referred to in any of the bullets above.

This means that any such liability or obligation or any such deferral, renewal, extension or refunding will be considered to be Senior Debt unless the instrument creating or evidencing it, or pursuant to which it is outstanding, expressly provides that such liability or obligation is not senior or prior in right of payment to the Junior Subordinated Debt Securities or ranks pari passu with or subordinate to the Junior Subordinated Debt Securities in right of payment. However, the following will not constitute Senior Debt:

•	the Junior Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Junior Subordinated Indenture;

•	any liability for federal, state, local or other taxes owed by Weyerhaeuser;

•	any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser;

•	capital stock of Weyerhaeuser; and

•	any liability or obligation of others described in any of the preceding four bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

Conversion Rights

The terms on which Debt Securities of any series are convertible into or exchangeable for Common Shares or other securities of Weyerhaeuser will be described in the applicable prospectus supplement relating to those Debt Securities. The prospectus supplement will describe whether conversion or exchange is mandatory, at the option of the holder or at the option of Weyerhaeuser, and may describe circumstances under which the number of Common Shares or other securities of Weyerhaeuser to be received by the holders of Debt Securities would be subject to adjustment.

Events of Default

An Event of Default will occur under the applicable Indenture with respect to any series of Debt Securities issued under that Indenture if:

•

Weyerhaeuser fails to pay when due any installment of interest on any of the Debt Securities of that series and that default continues for 30 days (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser fails to pay when due all or any part of the principal of and any premium on any of the Debt Securities of that series, whether at maturity, upon redemption, upon acceleration or otherwise (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser fails to deposit any sinking fund payment when due on any of the Debt Securities of that series (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser defaults in the performance of, or breaches, any other covenant or warranty in respect of the Debt Securities of that series and that default or breach continues for 90 days after written notice by the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of all series issued under that Indenture affected by that default or breach; or

•	specified events of bankruptcy, insolvency or reorganization with respect to Weyerhaeuser have occurred and are continuing.

The trustee and holders of the Debt Securities may have certain acceleration rights if an Event of Default has occurred and is continuing because Weyerhaeuser has failed to pay the principal of, or any premium, interest or sinking fund payment on, any series of Debt Securities issued under any Indenture or Weyerhaeuser has breached any other covenant or warranty applicable to fewer than all the series of outstanding Debt Securities issued under that Indenture. Either the trustee or the holders of 25% in principal amount of the outstanding Debt Securities of such series, each such series voting as a separate class, may declare the principal of and accrued interest on all the Debt Securities of such series to be due and payable immediately. The trustee and holders of the Debt Securities also have certain acceleration rights if an Event of Default has occurred and is continuing because Weyerhaeuser defaulted in the performance of any other covenant or agreement in an Indenture applicable to all outstanding Debt Securities under such Indenture or because specified events have occurred and are continuing relating to Weyerhaeuser’s bankruptcy, insolvency or reorganization. Either the trustee or the holders of 25% in principal amount of all outstanding Debt Securities under such Indenture, treated as one class, may declare the principal of and accrued interest on all such outstanding Debt Securities to be due and payable immediately.

The holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all series issued under such Indenture) may waive all defaults with respect to such affected Debt Securities and rescind a declaration of acceleration of payment. For the waiver to be effective, Weyerhaeuser would be required to pay or deposit with the applicable trustee prior to the entry of an acceleration judgment or decree, a sum sufficient to pay:

•	any principal amounts due before the acceleration;

•	all matured installments of interest on the outstanding Debt Securities of such series (or of all the outstanding Debt Securities under such Indenture); and

•	any other expenses specified in such Indenture.

Prior to the entry of an acceleration judgment or decree, Weyerhaeuser also would be required to cure or remedy all other Events of Default as provided under such Indenture or have received a waiver of the Event of Default as permitted by such Indenture. In addition, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all series outstanding under such Indenture) may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of affected Debt Securities, except for a default:

•	in payment of principal of, or any premium or interest on, such Debt Securities; and

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Debt Security affected.

The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee. However, the direction must comply with law and the provisions of the applicable Indenture and is subject to exceptions provided in such Indenture. Before proceeding to exercise any right or power under any Indenture at the direction of a holder or holders, the applicable trustee is entitled to receive from that holder or holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that direction.

Weyerhaeuser is required to furnish to each trustee annually a statement of two of its officers that they do not know of any default by Weyerhaeuser in the performance of the terms of the applicable Indenture. If such officers know that Weyerhaeuser is in default, then the statement must specify the default.

Each Indenture will require the trustee to give to all holders of outstanding Debt Securities of any series outstanding under that Indenture notice of any default by Weyerhaeuser with respect to that series, unless that default has been cured or waived. However, the trustee will be entitled to withhold that notice in the event that the board of directors, the executive committee or a trust committee of directors, trustees or specified officers of the trustee determines in good faith that withholding that notice is in the interest of the holders of the outstanding Debt Securities of that series, provided the default is not caused by Weyerhaeuser’s failure to pay the principal of, or any premium or interest on, any outstanding Debt Securities of that series.

Defeasance and Discharge

The following defeasance provision will apply to the Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

Each Indenture provides or will provide, as applicable that, unless the terms of any series of Debt Securities issued under that Indenture provide otherwise, Weyerhaeuser will be discharged under certain circumstances from its obligations in respect of that Indenture and the outstanding Debt Securities of that series. In the case of the Senior Indenture, this includes Weyerhaeuser’s obligation to comply with the provisions referred to above under “Certain Covenants with Respect to Senior Debt Securities,” if applicable. However, Weyerhaeuser may not be excused from certain specified obligations of the applicable Indenture, such as the obligations to:

•	pay holders of Debt Securities of that series payments of principal and interest on the original stated due dates (but not upon acceleration);

•	register the transfer of or exchange outstanding Debt Securities of that series; and

•	replace stolen, lost or mutilated certificates.

To be discharged from its obligations with respect to the outstanding Debt Securities of any series, Weyerhaeuser must, among other things:

•

irrevocably deposit in trust sufficient cash, or U.S. Government Obligations, as defined in the applicable Indenture, that will repay sufficient cash to pay when due the principal of, and any premium and interest on, and any mandatory sinking fund payments in respect of the outstanding Debt Securities of the applicable series; and

•

deliver to the applicable trustee an officers’ certificate or an opinion of counsel that Weyerhaeuser has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the discharge will not be a taxable event with respect to holders of the outstanding Debt Securities of that series.

Each Indenture provides or will provide, as applicable, that if all of the Debt Securities of any series issued under that Indenture will be due and payable within one year, or may be called for redemption within one year, the Indenture will cease to be of further effect with respect to the Debt Securities of that series if Weyerhaeuser has irrevocably deposited in trust sufficient cash, or U.S. Government Obligations that will repay sufficient cash to pay upon maturity or redemption all Debt Securities of that series. However, Weyerhaeuser may not be excused from certain specified obligations of that Indenture, such as the obligations to:

•	pay the Holders of Debt Securities of that series principal and interest on the original stated due dates (but not upon acceleration);

•	register the transfer of and exchange outstanding Debt Securities of that series; and

•	replace stolen, lost or mutilated certificates.

Modification of the Indentures

Each Indenture provides or will provide, as applicable, that Weyerhaeuser and the applicable trustee may enter into supplemental indentures without the consent of the holders of any Debt Securities to, among other things:

•	secure the Debt Securities of one or more series issued under that Indenture;

•	evidence the assumption by a successor person of Weyerhaeuser’s obligations under the Indenture and the Debt Securities issued under that Indenture;

•	add covenants for the protection of the holders of Debt Securities issued under that Indenture;

•

cure any ambiguity or correct or supplement any defect or inconsistency in the Indentures or to make other changes our Board of Directors deems necessary or desirable, so long as none of those actions adversely affects the interests of the holders of Debt Securities issued under that Indenture;

•	establish the form or terms of the Debt Securities of any series issued under that Indenture; and

•	evidence the acceptance of the appointment by a successor trustee.

Each Indenture also permits or will also permit, as applicable, Weyerhaeuser and the applicable trustee to enter into supplemental indentures, if they obtain the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series issued under that Indenture that are affected. The holders would vote as one class. Such a supplemental indenture could add provisions to, or change or eliminate any of the provisions of, that Indenture or modify the rights of the holders of the Debt Securities of each series issued under that Indenture so affected. However, Weyerhaeuser may not, without the consent of the holder of each outstanding Debt Security issued under that Indenture so affected:

•	extend the final maturity of any such Debt Security;

•	reduce the principal amount of any such Debt Security;

•	reduce the rate or extend the time of payment of interest on any such Debt Security;

•	reduce any amount payable on redemption of any such Debt Security;

•	impair the right of any holder of any such Debt Securities to institute suit for the payment of any such Debt Security;

•

adversely change the right to convert or exchange any of the Debt Securities issued under that Indenture, including decreasing the conversion or exchange rate or increasing the conversion or exchange price of, any such Debt Security;

•	in the case of the Subordinated Indenture, modify the subordination provisions or the definition of Senior Indebtedness in a manner adverse to the holders of the Subordinated Debt Securities;

•	in the case of the Junior Subordinated Indenture, modify the subordination provisions of the definition of Senior Debt in a manner adverse to the holders of the Junior Subordinated Debt Securities; or

•	reduce the percentage in principal amount of Debt Securities of any such series the consent of the holders of which is required for any supplemental indenture described in this paragraph.

Consolidation, Merger, Conveyance or Transfer

Weyerhaeuser may take certain actions without the consent of the trustee or the holders of Debt Securities. Weyerhaeuser may consolidate or merge with, or convey, sell or lease all or substantially all of its assets to, any other entity. However, Weyerhaeuser may take these actions only if any successor is an entity organized under the laws of the United States of America or any State and the successor expressly assumes all obligations of Weyerhaeuser under the Debt Securities. Certain other conditions also must be met. Following a sale or other conveyance, except by lease, of all or substantially all of Weyerhaeuser’s assets, Weyerhaeuser will be relieved of all obligations under the Indentures and the Debt Securities.

Applicable Law

The Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank) is the trustee under the Senior Indenture. In the ordinary course of business, the trustee and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to us and our subsidiaries for which they have received and will receive compensation. The trustee under the Subordinated Indenture and the Junior Subordinated Indenture will be specified in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, the authorized capital stock of Weyerhaeuser Company consists of:

•	1,360,000,000 common shares having a par value of $1.25 per share (the “Common Shares”);

•	7,000,000 preferred shares having a par value of $1.00 per share, issuable in series (the “Preferred Shares”); and

•	40,000,000 preference shares having a par value of $1.00 per share, issuable in series (the “Preference Shares”).

At December 31, 2020, there were outstanding:

•	747,384,592 Common Shares;

•	employee stock options to purchase an aggregate of 3,768,028 Common Shares;

•	performance share units issuable into a maximum of 1,791,519 Common Shares (assumes maximum performance of each outstanding performance share award plan);

•	restricted stock units issuable into a maximum of 1,851,311 Common Shares;

•	no Preferred Shares; and

•	no Preference Shares.

Restrictions on Ownership and Transfer of Capital Stock

Weyerhaeuser Company elected to be taxed as a REIT commencing with its taxable year ending December 31, 2010. To continue to qualify for taxation as a REIT, we must comply with certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). In general, to qualify for taxation as a REIT no more than 50% in value of our capital stock may be owned by five or fewer “individuals” (as defined in the Code) at any time during the last half of a taxable year, and our Common Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Weyerhaeuser’s Articles of Incorporation provide for certain restrictions regarding the ownership and transfer of its capital stock to protect us from losing our status as a REIT. For more information, see “Certain Federal Income Tax Considerations-Restrictions on Ownership and Transfer of Capital Stock.”

Provisions of Washington Law Applicable to Capital Stock

Washington law contains provisions that could delay, deter or prevent a change in control of Weyerhaeuser. Washington law provides that if a person or group of persons (an “acquiring person”) beneficially acquires the voting shares entitled to cast votes comprising ten percent or more of the voting power of a target Washington corporation, such as Weyerhaeuser, the target corporation may not enter into a “significant business transaction” with the acquiring person or affiliate or associate of the acquiring person for a period of five years, unless the transaction is approved (i) by a majority of the members of the board of directors of the target corporation prior to the acquisition of such shares by the acquiring person or (ii) after the acquiring person’s acquisition of such shares, by a majority of the members of the board of directors of the target corporation and at an annual or special meeting of shareholders by two-thirds of the votes entitled to be cast by the outstanding voting shares of the target corporation, except for the shares beneficially owned by or under the voting control of the acquiring person.

Washington law further provides that, except for transactions approved as described above, a target corporation may not engage at any time in a merger, share exchange or consolidation with an acquiring person or its affiliate or associate, or liquidate or dissolve pursuant to an agreement with an acquiring person, unless either (i) the aggregate consideration received by the shareholders of the target corporation is at least equal to the market value of such target corporation’s shares at certain defined points in time and the consideration is paid promptly in cash to the shareholders or (ii) the transaction is approved at a meeting of the target corporation’s shareholders no earlier than five years after the acquisition of ten percent or more of such target corporation’s voting stock by the acquiring person, which approval must be by the votes of a majority of shareholders entitled to be counted within each voting group of shareholders entitled to vote separately on the transaction with any shares owned by the acquiring person not allowed to be voted.

“Significant business transaction” is defined under Washington law to include, among other types of transactions: (a) a merger, share exchange or consolidation of a target corporation with the acquiring person; (b) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with such acquiring person of assets having an aggregate market value equal to five percent or more of (i) the aggregate market value of all the assets of a target corporation on a consolidated basis, (ii) the aggregate market value of all outstanding shares of a target corporation on a consolidated basis, or (iii) the earning power or net income of a targeted corporation on a consolidated basis; (c) the termination of five percent or more of the employees of a target corporation or its subsidiaries employed in the State of Washington, whether at one time or over a period of five years as a result of the acquiring person’s acquisition of ten percent or more of the shares of such target corporation; (d) the liquidation or dissolution of a target corporation pursuant to an agreement with an acquiring person; or (e) a reclassification of securities, including without limitation, any shares split, shares dividend, or other distribution of shares in respect of stock, or any reverse shares split or recapitalization of a target corporation, or a merger or consolidation of a target corporation with one of its subsidiaries pursuant to an agreement with an acquiring person that has the effect, directly or indirectly, of increasing the proportionate ownership by the acquiring person of outstanding shares of a class or series of voting shares or securities convertible into voting shares of such target corporation or its subsidiary.

Transactions that do not comply with the above-described requirements are void under Washington law. These provisions of Washington law may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices for our capital stock and also could limit the price investors are willing to pay for shares of our capital stock.

DESCRIPTION OF PREFERRED SHARES

The following description of certain general terms and provisions of our Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Preferred Shares to which a prospectus supplement may relate. Other specific terms of such Preferred Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preferred Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Articles of Incorporation authorize the issuance of 7,000,000 shares of Preferred Shares having a par value of $1.00 per share. Our Board of Directors has the authority, without further action by our shareholders, to approve the issuance of Preferred Shares from time to time in one or more series. Our Articles of Incorporation provide that all Preferred Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors:

•	the dividend rate;

•	whether shares may be redeemed and, if so, the redemption price and other terms and conditions of redemption;

•	the amount payable in the event of voluntary and involuntary liquidation, up to a maximum aggregate amount for all series of Preferred Shares of $350,000,000;

•	sinking fund provisions, if any, for the redemption or purchase of Preferred Shares;

•	the terms and conditions, if any, on which Preferred Shares may be converted; and

•	voting rights, if any, if permitted by Washington law.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preferred Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares or other series of Preferred Shares or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preferred Shares will rank senior to Common Shares with respect to accrued dividends and assets available upon liquidation, on parity with the Preference Shares with respect to accrued dividends, and senior to the Preference Shares with respect to rights upon liquidation, winding-up or dissolution, with respect to the preferential amount thereof equal to the liquidation preference thereof and accrued and unpaid dividends thereon. There are currently no Preferred Shares outstanding.

The prospectus supplement relating to the Preferred Shares of any series will describe their specific terms, including, where applicable:

•	the designation of such shares and the number of shares that constitute such class or series;

•

the dividend rate (or the method of calculation thereof), if any, the type of dividend (e.g., cash or payment in kind) on the shares of such class or series, and the priority as to payment of dividends with respect to other classes or series of capital stock of Weyerhaeuser;

•	the dividend periods (or the method of calculation thereof);

•

the currency or units based on or relating to currencies in which such shares are denominated and/or payment will or may be payable, and the methods by which amounts payable in respect of such shares may be calculated and any commodities, currencies, indices, value, rate or price relevant to such calculation;

•	the voting rights, if any, of such shares;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Weyerhaeuser, and any other rights of the shares of such class or series upon any liquidation or winding up of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other equity securities of Weyerhaeuser;

•	whether the shares of such class or series of will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to the shares of such class or series; and

•

the other rights and privileges, and any qualifications, limitations or restrictions of such rights or privileges, of such class or series not inconsistent with our Articles of Incorporation and Washington law.

The holders of Preferred Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preferred Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preferred Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preferred Shares will be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

Holders of Preferred Shares of each series will be entitled to receive, when and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preferred Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preferred Shares have not been declared and paid or set apart for payment in full on all outstanding Preferred Shares for all past dividend periods and the current dividend period the following restrictions apply:

•	no dividends may be declared or paid for any class of shares whose dividends rank as subordinate to the Preferred Shares;

•	no funds may be set aside for the redemption of Preferred Shares of any series (including any sinking fund payment for the Preferred Shares);

•

no funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of Preferred Shares whose dividends or assets rank on a parity with or subordinate to any such series of Preferred Shares; and

•	accrued and unpaid dividends on the Preferred Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preferred Shares have certain rights that are superior to holders of other classes of shares ranking (as to assets) subordinate to the Preferred Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preferred Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of (i) the liquidation preference for such series and (ii) an amount equal to any accrued and unpaid dividends. If the assets of Weyerhaeuser available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the holders of the Preferred Shares of these amounts, then those assets will be distributed ratably among such holders of Preferred Shares in proportion to the amounts they are owed. After payment in full of these amounts, the holders of Preferred Shares will not be entitled to any further distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation or merger of Weyerhaeuser with or into any other corporation or corporations;

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser; or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preferred Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. Unless otherwise indicated in the prospectus supplement relating to a series of Preferred Shares, each series of Preferred Shares will be entitled to one vote (not as a class) on each matter submitted to a vote at a meeting of shareholders. As long as any Preferred Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preferred Shares, amend our Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preferred Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preferred Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preferred Shares or of any outstanding series of Preferred Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preferred Shares;

•	change the Preferred Shares into the same or different number of shares, with or without par value of the same or any other class; or

•	cancel or otherwise affect dividends on the Preferred Shares of any series that have accrued, but have not been declared.

If we have failed to pay dividends on the Preferred Shares in an amount equal to at least six quarterly dividends, whether or not consecutive, then the holders of Preferred Shares, voting as a class, will be entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preference Shares, if any. If at any time the holders of the Preferred Shares become entitled to elect such two additional directors, the maximum number of members of our Board of Directors will automatically be increased by two directors and the vacancies so created will be filled only by the vote of the holders of Preferred Shares voting as a class. Those voting rights may be exercised initially either at a special meeting of the holders of the Preferred Shares or at any annual meeting of shareholders at which directors will be elected, and thereafter at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preferred Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preferred Shares will choose a successor, to hold office for the unexpired term of the predecessor. The special voting rights of Preferred Shares will continue until all arrears in payment of quarterly dividends on the Preferred Shares have been paid and dividends on Preferred Shares for the then current quarter have been declared and paid or set apart for payment. When the special voting rights of the Preferred Shares terminate, the term of office of the directors elected by the Preferred Shares also will terminate immediately and the maximum authorized number of members of our Board of Directors automatically will be reduced accordingly.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any series of Preferred Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF PREFERENCE SHARES

The following description of certain general terms and provisions of our Preference Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Preference Shares to which a prospectus supplement may relate. Other specific terms of such Preference Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preference Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Articles of Incorporation authorize the issuance of 40,000,000 Preference Shares having a par value of $1.00 per share. The Preference Shares offered hereby will be issued in one or more series. All Preference Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors without further action by our shareholders:

•	the dividend rate;

•	whether shares may be redeemed and, if so, the redemption price and other terms and conditions of redemption;

•	the amount payable in the event of voluntary and involuntary liquidation;

•	sinking fund provisions, if any, for the redemption or purchase of Preference Shares;

•	the terms and conditions, if any, on which Preference Shares may be converted; and

•	voting rights, if any, if permitted by Washington law.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preference Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares, the Preferred Shares or any other series of Preference Shares, or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preference Shares rank senior to Common Shares with respect to accrued dividends and assets available upon liquidation, on parity with the Preferred Shares with respect to dividend rights, and subordinate to the Preferred Shares with respect to assets available upon liquidation with respect to the preferential amount thereof equal to the liquidation preference thereof and accrued and unpaid dividends thereon.

The prospectus supplement relating to the Preference Shares of any series will describe their specific terms, including, where applicable:

•	the designation of such shares and the number of shares that constitute such class or series;

•

the dividend rate (or the method of calculation thereof), if any, the type of dividend (e.g., cash or payment in kind) on the shares of such class or series, and the priority as to payment of dividends with respect to other classes or series of capital stock of Weyerhaeuser;

•	the dividend periods (or the method of calculation thereof);

•

the currency or units based on or relating to currencies in which such shares are denominated and/or payment will or may be payable, and the methods by which amounts payable in respect of such shares may be calculated and any commodities, currencies, indices, value, rate or price relevant to such calculation;

•	the voting rights, if any, of such shares;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Weyerhaeuser, and any other rights of the shares of such class or series upon any liquidation or winding up of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other equity securities of Weyerhaeuser;

•	whether the shares of such class or series of will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to the shares of such class or series; and

•

the other rights and privileges, and any qualifications, limitations or restrictions of such rights or privileges, of such class or series not inconsistent with our Articles of Incorporation and Washington law.

The holders of Preference Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preference Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preference Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preference Shares will be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

Holders of Preference Shares of each series will be entitled to receive, when and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preference Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preference Shares have not been declared and paid or set apart for payment in full on all outstanding Preference Shares for all past dividend periods and the current dividend period, the following restrictions apply:

•	no dividends may be declared or paid for any class of shares whose dividends rank as subordinate to the Preference Shares;

•	no funds may be set aside for the redemption of Preference Shares of any series (including any sinking fund payment for the Preference Shares);

•

no funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of Preference Shares whose dividends or assets rank on a parity with or subordinate to any such series of Preference Shares; and

•	accrued and unpaid dividends on the Preference Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preference Shares have certain rights that are superior to holders of other classes of shares ranking (as to assets) subordinate to the Preference Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preference Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of (i) the liquidation preference for such series and (ii) an amount equal to any accrued and unpaid dividends. If the assets of Weyerhaeuser available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the holders of the Preference Shares of these amounts, then those assets will be distributed ratably among such holders of Preference Shares in proportion to the amounts they are owed. After payment in full of these amounts, the holders of Preference Shares will be not be entitled to any further distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation or merger of Weyerhaeuser with or into any other corporation or corporations;

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser; or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preference Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. As long as any Preference Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preference Shares, amend our Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preference Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preference Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preference Shares or of any outstanding series of Preference Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preference Shares;

•	change the Preference Shares into the same or different number of shares, with or without par value of the same or any other class; or

•	cancel or otherwise affect dividends on the Preference Shares of any series that have accrued, but have not been declared.

If we have failed to pay dividends on the Preference Shares in an amount equal to at least six quarterly dividends, whether or not consecutive, then the holders of Preference Shares, voting as a class, will be entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preferred Shares, if any. If at any time the holders of the Preference Shares become entitled to elect such two additional directors, the maximum number of members of our Board of Directors will automatically be increased by two directors and the vacancies so created will be filled only by the vote of the holders of Preference Shares voting as a class. Those voting rights may be exercised initially either at a special meeting of the holders of the Preference Shares or at any annual meeting of shareholders at which directors will be elected, and thereafter at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preference Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preference Shares will choose a successor, to hold office for the unexpired term of the predecessor. The special voting rights of Preference Shares will continue until all arrears in payment of quarterly dividends on the Preference Shares have been paid and dividends on Preference Shares for the then current quarter have been declared and paid or set apart for payment. When the special voting rights of the Preference Shares terminate, the term of office of the directors elected by the Preference Shares also will terminate immediately and the maximum authorized number of members of our Board of Directors automatically will be reduced accordingly.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any series of Preference Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

Weyerhaeuser may offer depositary shares (“Depositary Shares”) representing fractional interests in the Preferred Shares or Preference Shares of any series. If we offer Depositary Shares, we will enter into a deposit agreement (“Deposit Agreement”) with a bank or trust company, as depositary (“Depositary”). Depositary Shares will be evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to the Deposit Agreement.

The following summarizes selected provisions of the Deposit Agreement, the Depositary Shares and the Depositary Receipts. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable Deposit Agreement and related Depositary Receipts. You should read the particular terms of any Depositary Shares and Depositary Receipts that we offer along with the Deposit Agreement related to the particular series of Preferred Shares or Preference Shares, all of which will be described in more detail in the applicable prospectus supplement. A copy of the form of Deposit Agreement, including the form of Depositary Receipt, will be incorporated by reference as an exhibit to registration statement to which the applicable prospectus supplement is a part. You may obtain copies as described below under the heading “Where You Can Find More Information.”

General

We may, at our option, elect to offer fractional shares of Preferred Shares or Preference Shares, rather than full shares of Preferred Shares or Preference Shares. If we choose to offer fractional shares, we will cause the Depositary to issue Depositary Receipts evidencing the related Depositary Shares. Each Depositary Receipt will represent a fractional interest, to be set forth in the applicable prospectus supplement, of a share of a particular series of Preferred Shares or Preference Shares.

The shares of any series of Preferred Shares or Preference Shares represented by Depositary Shares will be deposited under a separate Deposit Agreement between Weyerhaeuser and the applicable Depositary. Any Depositary we select must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled to all of the rights and preferences of the respective Preferred Shares or Preference Shares in proportion to the applicable fraction of a share of Preferred Shares or Preference Shares represented by that Depositary Share, including dividend, voting, redemption, conversion and liquidation rights.

The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Shares or Preference Shares in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon our written order, execute and deliver temporary Depositary Receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at our expense.

The applicable prospectus supplement relating to the Depositary Shares will describe their specific terms, including, where applicable:

•	the terms of the series of Preferred Shares or Preference Shares deposited by Weyerhaeuser under the related Deposit Agreement;

•	the number of Depositary Shares and the fraction of one share of such Preferred Shares or Preference Shares represented by one such Depositary Share;

•	whether such Depositary Shares will be listed on any securities exchange; and

•	other specific terms of the Depositary Shares and the related Deposit Agreement.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Shares or Preference Shares to the record holders of Depositary Receipts relating to such Preferred Shares or Preference Shares.

In the event of a non-cash distribution, the Depositary will attempt to distribute property it receives to the record holders of Depositary Receipts in proportion to the number of Depositary Shares owned by such holders on the relevant record date. If the Depositary determines that it is not feasible to make such a distribution, it may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, which may include the sale of such property and the distribution of the net proceeds from the sale to holders of the Depositary Receipts.

Redemption and Repurchase of Preferred Shares or Preference Shares

If a redeemable series of Preferred Shares or Preference Shares represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed using the proceeds received by the Depositary from the redemption of shares of such series of Preferred Shares or Preference Shares held by the Depositary. The Depositary Shares will be redeemed at a price per Depositary Share equal to the applicable fraction of the redemption proceeds per share payable for the shares of Preferred Shares or Preference Shares so redeemed. Whenever we redeem shares of Preferred Shares or Preference Shares held by the Depositary, the Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Shares or Preference Shares so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary will select the Depositary Shares to be redeemed by lot or pro rata or by any other equitable method determined by the Depositary.

After the redemption date, the Depositary Shares called for redemption will no longer be outstanding and all rights of the holders of the related Depositary Receipts with respect to the Depositary Shares called for redemption will end, except the right to receive the redemption amount payable upon surrender of Depositary Receipts to the Depositary.

Withdrawal of Preferred Shares or Preference Shares

Unless the related Depositary Shares have already been called for redemption, holders of Depositary Receipts may surrender their Depositary Receipts at the specified office of the Depositary and receive the number of whole shares of the related series of Preferred Shares or Preference Shares and any money or other property represented by such Depositary Receipts. Holders of Depositary Receipts making such withdrawals will be entitled to receive whole shares of Preferred Shares or Preference Shares on the basis described in the applicable prospectus supplement, but holders of whole shares of Preferred Shares or Preference Shares will not thereafter be entitled to deposit these Preferred Shares or Preference Shares under the Deposit Agreement or to receive Depositary Receipts in exchange therefor. If the Depositary Shares surrendered by the holder in connection with a withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Shares or Preference Shares to be withdrawn, the Depositary will deliver to the holder at the same time a new Depositary Receipt evidencing the excess number of Depositary Shares.

Voting Deposited Preferred Shares and Preference Shares

If the Depositary receives notice of any meeting at which the holders of any series of deposited Preferred Shares or Preference Shares are entitled to vote, the Depositary will mail the information contained in the meeting notice to the record holders of the related Depositary Receipts. The record date for the holders of the Depositary Receipts will be the same date as the record date for the related series of Preferred Shares or Preference Shares. Each record holder of such Depositary Receipts on the record date will be entitled to instruct the Depositary how to vote the number of Preferred Shares or Preference Shares represented by the holder’s Depositary Shares. The Depositary will take all practicable steps to vote the number of Preferred Shares or Preference Shares represented by such Depositary Shares in accordance with such instructions, and we will take all reasonable actions that the Depositary deems necessary to enable the Depositary to do so. The Depositary will abstain from voting any Preferred Shares or Preference Shares for which it does not receive specific voting instructions from the holders of the related Depositary Receipts.

Amendment and Termination of Deposit Agreement

Weyerhaeuser and the Depositary may amend the form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of the Depositary Receipts issued under any Deposit Agreement or the related Depositary Shares will not be effective unless the amendment has been approved by the holders of at least a majority of such Depositary Shares then outstanding. The rules of any securities exchange on which such Depositary Shares may be listed may require approval of a greater proportion. No such amendment may impair the right of any holder of Depositary Receipts to receive the related Preferred Shares or Preference Shares upon surrender of such Depositary Receipts. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective who continues to hold such Depositary Receipt, and any transferee of such holder who then acquires such Depositary Receipt, will be deemed to consent and agree to such amendment and to be bound by the amended Deposit Agreement. The Deposit Agreement may be terminated if:

•	all outstanding Depositary Shares issued thereunder have been redeemed;

•	each share of Preferred Shares and Preference Shares deposited thereunder has been converted into or exchanged for other securities or has been withdrawn; or

•	there has been a final distribution in respect of the Preferred Shares or Preference Shares deposited thereunder in connection with any liquidation, dissolution or winding up of Weyerhaeuser.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the relevant series of Preferred Shares or Preference Shares. We will also pay all fees and expenses incurred by the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal. Any successor Depositary must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward to the holders of the applicable Depositary Receipts all reports and communications from us which are delivered to the Depositary with respect to the deposited Preferred Shares or Preference Shares.

Neither the Depositary nor Weyerhaeuser will be liable if either of them is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of Weyerhaeuser and the Depositary under the Deposit Agreement will be limited to performance in good faith of our and its duties under the Deposit Agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of the Preferred Shares or Preference Shares unless satisfactory indemnity is furnished. The Depositary and we may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON SHARES

The following description of certain general terms and provisions of our Common Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Common Shares to which a prospectus supplement may relate. Other specific terms of such Common Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Common Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Articles of Incorporation authorize the issuance of 1,360,000,000 Common Shares having a par value of $1.25 per share. Our Common Shares are traded on the New York Stock Exchange under the symbol “WY.” Computershare Investor Services serves as transfer agent and registrar of the Common Shares. Our Common Shares will be, when issued against full payment of the purchase price therefor, fully paid and nonassessable. Our Common Shares do not carry any preemptive rights enabling a holder to subscribe for or receive any additional securities that we may issue from time to time. No conversion rights, redemption rights or sinking fund provisions are applicable to our Common Shares. The rights of holders of Common Shares will be subject to the rights of holders of any Preferred Shares and any Preference Shares that may be issued and outstanding from time to time. Our Board of Directors can authorize the issuance of Preferred Shares and Preference Shares without shareholder approval. Such issued shares could have voting, conversion and other rights that could adversely affect the rights of holders of Common Shares. Our Board of Directors also could authorize the issuance of additional Common Shares from time to time without shareholder approval.

Dividends

The holders of our Common Shares are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for distribution. These dividends may be paid only out of funds remaining after full cumulative dividends upon all outstanding Preferred Shares and Preference Shares have been paid or set apart for payment for all past dividend periods and the then current dividend period.

Liquidation Rights

Upon any voluntary or involuntary liquidation of Weyerhaeuser, our assets must be used in the following order of priority:

•	payment of or provision for all of our debts and liabilities;

•	payment of all sums to which the Preferred Shares or Preference Shares may be entitled; and

•	distribution ratably to holders of our Common Shares the remaining assets of Weyerhaeuser.

Voting Rights

The holders of Common Shares currently possess exclusive voting rights on all matters submitted to our shareholders. However, holders of our Preferred Shares and Preference Shares would have special voting rights with respect to the election of directors in the event that we fail to pay dividends thereon in an amount equal to at least six quarterly dividends. In addition, our Board of Directors may also specify other voting rights with respect to

Preferred Shares or Preference Shares that may be issued in the future. Each holder of Common Shares is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors, which means that the holders of a majority of the shares entitled to vote for the election of our directors can elect all of our directors then standing for election. Our Articles of Incorporation provide that our Board of Directors must consist of not fewer than nine nor more than 13 directors. The exact number of directors is fixed from time to time by resolution adopted by our Board of Directors.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as warrants to purchase other types of securities.

Warrants may be issued independently or together with other securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the particular warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants we may offer, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related Debt Securities with which the debt warrants are issued, and the number of the debt warrants issued with each Debt Security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the Debt Securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related Debt Securities will be separately transferable;

•

the principal amount of Debt Securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of Debt Securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Other Warrants

We may issue warrants to purchase securities other than debt securities. The applicable prospectus supplement will describe the terms of any other warrants, including the following as applicable:

•	the title of the warrants;

•	the securities (which may include Common Shares, Preferred Shares, Preference Shares or Depositary Shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

if applicable, the designation and terms of the Common Shares, Preferred Shares, Preference Shares or Depositary Shares with which the warrants are issued, and the number of the warrants issued with each such share;

•	if applicable, the date on and after which the warrants and the related Common Shares, Preferred Shares, Preference Shares or Depositary Shares will be separately transferable;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of Debt Securities or the number of shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

No Rights as Holders of Securities

Prior to the exercise of the warrants, holders of warrants will not have any of the rights of holders of the Debt Securities or the shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares purchasable upon such exercise. Warrant holders also will not be entitled to receive any payments of any principal, interest, dividends or other distributions on the securities purchasable upon such exercise.

Transfer and Exchange

Certificates representing warrants may be exchangeable for new certificates representing warrants of different authorized denominations at any office or agency of the relevant warrant agent maintained for that purpose. The exact terms and conditions of any exchange will be described in the related warrant agreement prior to the date of exercise of such warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our Common Shares, Preferred Shares, Preference Shares or Depositary Shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares. The price per share of our Common Shares, Preferred Shares, Preference Shares or Depositary Shares, and the number of shares, may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract, (b) warrants, and/or (c) Debt Securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or to sell, as the case may be, Common Shares, Preferred Shares, Preference Shares or Depositary Shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material U.S. federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities to or through underwriters, dealers, agents or other third parties, or directly to one or more purchasers, or through a combination of any of these methods.

We may offer and sell the securities described in this prospectus in any one or more of the following ways:

•	to or through underwriters, dealers, agents or other third parties;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	through a combination of any of the above methods of sale; or

•	through other means permitted pursuant to applicable law.

Each time we sell securities, we will provide a prospectus supplement that will describe the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, dealers or agents; and

•	other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

If underwriters are used in the sale, the underwriters may acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.

In connection with the sale of securities, underwriters and agents may receive compensation from us in the form of discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Any discounts or commissions paid by Weyerhaeuser to any underwriters or agents in connection with the offering of securities will be stated in the applicable prospectus supplement. Any discounts, concessions or commissions allowed by underwriters to participating dealers will also be stated in the applicable prospectus supplement.

To facilitate the offering of the securities offered by any prospectus supplement, and in accordance with applicable law and industry practice, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities at levels above those that might otherwise prevail in the open market. They also may take such actions for other securities that may be issued upon conversion, exchange or exercise of the securities or the prices of which may be used to determine payments on the securities. The underwriters may over-allot in connection with the offering, creating a short position in the applicable securities for their own account. In addition, to cover over-allotments or to stabilize the price of the applicable securities, the underwriters may engage in transactions for those securities in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•

a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and

•

a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Any of these activities may stabilize or maintain the market price of the applicable securities above independent market levels. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. The underwriters are not required to engage in any of these activities, and if commenced may end any of these activities at any time.

We may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. In addition, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. The terms of any such sales will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements entered into with Weyerhaeuser to indemnification against certain specified liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for Weyerhaeuser or our affiliates in the ordinary course of business.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations relating to the taxation and qualification of Weyerhaeuser Company as a REIT. The information in this discussion is based on current provisions of the Code and the Treasury Regulations thereunder, as well as existing judicial decisions and IRS administrative interpretations and practices, all of which are subject to change either prospectively or retroactively.

Future legislation, Treasury Regulations, administrative interpretations and practices and/or judicial decisions could significantly change the law and adversely affect our taxation and qualification as a REIT. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the positions described in the discussion below.

Taxation of Weyerhaeuser as a REIT

Under federal income tax law, if certain detailed conditions imposed by the Code and related Treasury Regulations are satisfied, an entity that invests principally in real estate and that would otherwise be subject to tax as a corporation may elect to be treated as a REIT for federal income tax purposes. These conditions relate, in part, to the nature of the entity’s assets and income. Provided Weyerhaeuser Company qualifies as a REIT, Weyerhaeuser Company generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that we currently distribute to our shareholders each year. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This treatment substantially eliminates the “double taxation” applicable to regular corporations that are subject to taxation once at the corporate level, when income is earned, and again at the shareholder level, when that income is distributed.

We elected to be taxed as a REIT commencing with our taxable year ending December 31, 2010. For tax purposes, this election was effective as of January 1, 2010. Although no assurance can be given, we believe that we have organized and operated in a manner that qualifies for taxation as a REIT as of January 1, 2010 and through the date of this filing, and we intend to continue to operate in such a manner.

Our future qualification and taxation as a REIT will depend on our ability to meet on an ongoing basis (through actual annual operating results, asset base, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code described below. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will be able to qualify as a REIT for any particular year. In addition, no assurance can be given that the IRS will not challenge the conclusions and tax positions described in this discussion. Further, the anticipated income tax treatment we describe in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “-Failure to Qualify as a REIT.”

We expect to derive most of our REIT income from investments in timberlands, including the sale of standing timber. Weyerhaeuser Company owns various taxable REIT subsidiaries (“TRSs”), which include our manufacturing businesses, our real estate development business and our non-qualified timberland segment. Income earned by the TRSs will be subject to federal corporate income taxes. In addition, we will be subject to a variety of other taxes, including payroll taxes, state, local and non-U.S. income taxes, property taxes and other taxes on our assets and operations.

Even if Weyerhaeuser Company qualifies to be taxed as a REIT, we will be subject to federal corporate income tax under certain circumstances, including the following:

•

We will be subject to tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. See, however, “-Annual Distribution Requirements” with respect to our ability to elect to treat as having been distributed to shareholders certain of our capital gains upon which we have paid taxes, in which event the taxes that we have paid with respect to such income would be available as a credit or refund to shareholders.

•

We will be subject to tax at the highest corporate rate (currently 21%) on any (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test described below but have otherwise maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset test or other requirements applicable to REITs described below yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

We will generally be required to pay a 4% excise tax on the amount by which our annual distributions to shareholders are less than the sum of (1) 85% of our ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, other than capital gain income we elect to retain and pay tax on, and (3) any undistributed taxable income from prior periods, other than capital gains from such years which we elect to retain and pay tax on.

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a TRS, if and to the extent that the IRS successfully determines the items were not transacted at arm’s length and adjusts the reported amounts of these items.

REIT Qualification

To qualify for taxation as a REIT, we must meet the requirements described below relating to our organization, sources of income, nature of assets and distributions of income.

Organizational and Ownership Requirements

A REIT is a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4), (6) and (7) must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

Accordingly, our capital stock must be held by at least 100 persons and no more than 50% of the value of its capital stock may be owned, directly or indirectly, by five or fewer “individuals” at any time during the last half of the taxable year. For these purposes, certain entities such as private foundations are treated as “individuals.”

Ownership and Transfer Restrictions

In general, to qualify for taxation as a REIT no more than 50% in value of our capital stock may be owned by five or fewer “individuals” (as defined in the Code) at any time during the last half of a taxable year, and our Common Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Our Articles of Incorporation provide for certain restrictions regarding the ownership and transfer of our capital stock so that we comply with the ownership rules described above and to protect us from losing our status as a REIT. However, no assurance can be given that these restrictions will ensure that we will in all cases continue to comply with the REIT requirements.

Our Articles of Incorporation provide that, subject to certain exceptions:

•

No person may beneficially or constructively own more than 9.9% of the number of shares or aggregate value of the outstanding shares of any class or series of our capital stock, which includes our Common Shares. If our Board of Directors has excepted a holder from this restriction, such excepted holder may not beneficially or constructively own more than the limit established by our Board of Directors.

•

No person may beneficially own shares of our capital stock if such ownership would result in Weyerhaeuser being “closely held” within the meaning of section 856(h) of the Code or otherwise failing to qualify as a REIT.

•

No person may constructively own shares of our capital stock if such ownership would result in Weyerhaeuser owning (actually or constructively) an interest in a tenant that is described in section 856(d)(2)(B) of the Code if the income derived from the tenant would cause us not to satisfy the gross income requirements of section 856(c) of the Code.

•

No person may transfer any beneficial or constructive ownership of shares of our capital stock if as a result of such transfer shares of our capital stock would be beneficially owned by fewer than 100 persons within the meaning of section 856(a)(5) of the Code.

•	No person may constructively own shares of our capital stock if it would result in Weyerhaeuser not being a “domestically controlled REIT” within the meaning of section 897(h) of the Code.

•	No person may beneficially own shares of our capital stock if it would result in Weyerhaeuser being “pension held” within the meaning of section 856(h)(3)(D) of the Code.

If there is any purported transfer of shares of capital stock or any other event that would result in a person (the “Intended Transferee”) beneficially owning shares in violation of the restrictions described above, or that would result in our disqualification as a REIT, that number of shares that would cause a violation (referred to below as “excess shares”) will be automatically transferred to a trust for the benefit of a charitable organization. If such transfer to a trust would not for any reason avoid a violation of the restrictions, such transfer will be null and void and of no force or effect with respect to the Intended Transferee as to the excess shares. However, these restrictions do not preclude settlement of any transaction entered into through the facilities of the New York Stock Exchange or other national securities exchange.

In the case of an automatic transfer to a trust, the beneficiary will be a qualified charitable organization selected by our Board of Directors.

Such automatic transfer will be deemed to be effective as of the close of business on the trading day prior to the date of the violative transfer. Within 90 days after receiving notice of the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own such shares without violating the applicable ownership limitation provision. The trustee, upon a sale of these shares, would then distribute to the Intended Transferee an amount equal to the lesser of the price paid by the Intended Transferee for the excess shares or the net sales proceeds received by the trust for the excess shares. Where excess shares are transferred to a trust other than as a result of a transfer for value, such as a gift, the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the Intended Transferee an amount equal to the lesser of the fair market value of the excess shares as of the date of the automatic transfer to the trust or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the Intended Transferee will be distributed to the charitable beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive in trust for the charitable beneficiary all dividends and other distributions paid by us with respect to the excess shares.

In addition, the shares of capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a gift or other transaction not for value, the market price at the time of the gift or other transaction) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept such offer until such time as the trustee has sold the shares in the trust. Upon the sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee shall distribute the net proceeds of the sale to the Intended Transferee and the charitable beneficiary as described above.

The restrictions on transferability and ownership will not apply if our Board of Directors waives the application of the ownership limitations with respect to a person subject to such limits, provided that our Board of Directors obtains representations and undertakings from such person as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of shares of our capital stock will not cause us to fail to qualify as a REIT and such person agrees in writing or enters into an agreement or undertaking in connection with such exemption.

To monitor compliance with the REIT ownership requirements, we generally are required to maintain records regarding the actual ownership of our capital stock. To do so, we must request written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the stock (i.e., the persons required to include in gross income the REIT dividends paid by us). A list of persons failing or refusing to comply with this request must be maintained as part of our records. Our failure to comply with these record-keeping requirements could subject us to monetary penalties. Treasury Regulations require a shareholder that fails or refuses to comply with the request to submit a statement with its tax return disclosing its actual ownership of the stock and certain other information. If we comply with these requirements and do not know, or exercising reasonable due diligence would not have known, of our failure to meet condition (6) above under “-Ownership and Organizational Requirements” we will be treated as having met this condition.

The ownership limitations and transfer restrictions described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which shareholders might believe to be otherwise in their best interest.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. Thus, our pro rata share of the assets and items of income of any partnership are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

We have control of the subsidiary partnerships and limited liability companies in which Weyerhaeuser Company has an interest and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. However, we have in the past and we may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. Although no assurance may be given, we intend to ensure adequate controls are in place in any limited liability companies or partnerships we enter into to assure compliance with the REIT rules.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if Weyerhaeuser Company owns 100% of the corporation’s outstanding stock and if we do not elect with the subsidiary to treat it as a TRS, as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “-Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries

A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. We conduct a significant portion of our business activities through one or more TRSs and may acquire securities in additional TRSs in the future.

A TRS is subject to income tax on its income at the normal corporate rate (currently 21%). A REIT’s ownership of securities of TRSs will not be subject to the 10% or 5% asset test described below (though the value of TRS securities held by a REIT is limited under the 20% asset test described below), and their operations will be subject to the provisions described above. We would be subject to a 100% penalty tax if we engaged in certain non-arm’s length transactions with our TRSs.

Income Tests

In order to maintain our qualification as a REIT, Weyerhaeuser Company must annually satisfy two gross income requirements. First, for each taxable year we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from “prohibited transactions,” certain patronage dividends, certain hedging income and foreign currency gains) from investments relating to real property or mortgages on real property (including “rents from real property” and “gain from the sale or other disposition of real property”) or from certain types of temporary investments. Second, for each taxable year we must derive, directly or indirectly, at least 95% of our gross income (excluding gross income from “prohibited transactions” and certain hedging income and foreign currency gains) from real property investments that satisfy the 75% test, dividends, interest and gain from the sale or disposition of shares or securities. Effective for taxable years beginning after December 31, 2015, interest income and gain from the sale of a debt instrument issued by a “publicly offered REIT,” unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% gross income test but will continue to be treated as qualifying income for purposes of the 95% gross income test. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act.

If at REIT realizes any taxable income from the sale or other disposition of property held primarily for sale to customers in the ordinary course of business, then such income would be treated as income from a “prohibited transaction” and would not count for purposes of applying the 95% and 75% gross income tests. In addition, such income would be subject to a 100% tax. We attempt to conduct any activities that could give rise to a prohibited transaction through our TRSs. For example, the manufacture and sale of wood products, certain types of timberland sales and sales of logs are conducted through our TRSs. Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Because of the factual nature of the determination and complexity of the rules, we may not always be successful in limiting such activities to our TRSs. If we were not successful, such activities could be subject to the 100% prohibited transaction tax.

Sales of timberlands that satisfy certain safe harbor requirements specified in the Code do not constitute prohibited transactions. We generally intend to conduct our activities so that our sales of timberlands, other than those undertaken by our TRSs, qualify for this safe harbor or are transacted under substantially similar facts as this safe harbor. The principal requirements that have to be satisfied are: (i) the property sold was held by us for not less than two years in connection with our timber business; (ii) the timberlands sold during a tax year cannot have either an aggregate tax basis that exceeds ten percent of the aggregate tax bases of all of our assets, or an aggregate fair market value that exceeds ten percent of the aggregate fair market value of all of our assets, as of the beginning of the relevant tax year; (iii) expenditures with respect to the timberlands for the two years prior to the sale may not exceed certain specified limits; (iv) substantially all of the marketing expenditures with respect to the property must be made through an independent contractor or a TRS of the REIT; and (v) the sales price must not have a profit contingency related to the sold property.

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. Substantially all of the rental income that we have received in the past and anticipate receiving in the future is derived from hunting leases, leases for the use of real property and rental of rights of way.

We anticipate that any income we receive from such leases and other property interests will constitute “rents from real property” under the applicable rules. While we do not expect to receive a substantial amount of rental income, we will take steps to ensure that any such rental income will qualify as “rents from real property” for purposes of the 75% and 95% gross income tests or will not otherwise cause us to fail the 75% or 95% gross income tests.

We expect to derive a substantial portion of our income from sales of standing timber to certain of our TRSs pursuant to contracts qualifying under section 631(b) of the Code. Provided that certain requirements are satisfied, income from sales of standing timber under these contracts generally will be treated as income from sales of interests in real property and therefore as qualifying income under the REIT 75% and 95% gross income tests. Although we have not sought a ruling from the IRS, the IRS has indicated in several private rulings that such income will be deemed derived from the sale of real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Weyerhaeuser Company has had investments in entities located outside the United States and in the future we may invest in entities or properties located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any “passive” foreign exchange gain attributable to specified assets or items of qualifying income is not counted as gross income for purposes of the 95% test. Additionally, any “real estate” foreign exchange gain attributable to specified assets or items of qualifying income is not counted as gross income for purposes of the 75% test. The exclusions from the 95% and 75% will only apply provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions generally will be available if our failure to meet these tests is due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. Even if these relief provisions apply, a tax would be imposed with respect to the excess non-qualifying gross income.

Asset Tests

At the close of each calendar quarter, Weyerhaeuser Company must satisfy the following tests relating to the nature of our assets:

First, at least 75% of the value of our total assets must consist of:

•	interests in real property (such as timberlands), including leaseholds and options to acquire real property and leaseholds;

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in mortgages on real property;

•	shares in other REITs;

•

investments in shares or debt instruments during the one-year period following the receipt of new capital raised through equity offerings or public offerings of debt with at least a five-year term; and

•

effective for taxable years beginning after December 31, 2015, certain debt instruments of publicly offered REITs (as defined above), interests in mortgages on interests in real property, personal property to the extent that rents attributable to the property are treated as rents from real property, and a mortgage secured by real property and personal property, provided that the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing such mortgage.

Second, not more than 25% of our total assets may be represented by securities other than securities satisfying the 75% test.

Third, effective for taxable years beginning after December 31, 2015, that not more than 25% of the REIT’s total assets may be represented by certain debt instruments issued by publicly offered REITs).

Fourth, other than investments included in the 75% asset class or securities of our TRSs, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Fifth, other than investments included in the 75% asset class or securities of our TRSs, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, excluding certain securities that qualify under a safe harbor provision of the Code (such as so-called “straight-debt” securities). In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Sixth, for our taxable year 2018 and subsequent, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Our Board of Directors will determine the value of our assets for the purpose of determining compliance with the REIT asset tests. Our Board of Directors’ determination is binding upon the IRS so long as our Board of Directors acts in good faith. As of the date of this prospectus, we believe that Weyerhaeuser Company has satisfied the 75% asset test described above related to the value of our real estate assets, and, although no assurance can be given, we expect that after the date of this prospectus we will continue to meet the 75% asset test.

We believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur. However, there can be no assurance we will always be successful, or will not require a reduction in our direct or indirect interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfy all of the asset tests at the close of a preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arises from changes in the market values of our assets since such quarter and is not wholly or partly caused by our acquisition of securities or other property. If we do not satisfy the condition described in clause (2) of the preceding sentence, we still can avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arises.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after a 30-day cure period. One such relief provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets or $10,000,000 and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

No assurance can be given that these relief provisions would be available if we failed to satisfy one or more of the asset tests. See “-Failure to Qualify as a REIT.”

Annual Distribution Requirements

To qualify as a REIT we are required to make distributions (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of non-cash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that we do not distribute (or we are not treated as having distributed) all of our capital gain or we distribute (or we are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed income at regular corporate tax rates. If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year (other than capital gain income that we elect to retain and pay tax on as provided for below) and (3) any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on), we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

We may elect to retain rather than distribute our net long-term capital gains. The effect of this election is that:

•	we would be required to pay the tax on such gains at regular corporate tax rates;

•

our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a shareholder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the annual distribution requirements described above, for example due to timing or other differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at our taxable income. If we encounter this situation, we may elect to retain the capital gain and pay the tax on the gain. Nevertheless, in order to pay such tax or otherwise meet the distribution requirements, we may find it necessary to arrange for short or possibly long-term borrowings, issue equity, or sell assets. Under certain circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, while we may be able to avoid being taxed on amounts distributed as deficiency dividends, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a REIT

If Weyerhaeuser Company fails to qualify for taxation as a REIT in any taxable year and if the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. As a result, cash available for distribution could be significantly reduced. After having qualified as a REIT, if we later fail to qualify, unless entitled to relief under specific statutory provisions, we will be disqualified from being eligible to be taxed as a REIT for the four taxable years following the year during which our REIT qualification was lost.

Interest Deduction Limitation

Commencing in taxable years beginning after December 31, 2017, the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business is limited to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion.

Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to an electing real property trade or business. If this election is made, certain depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which generally is less favorable than the generally applicable system of depreciation under the Code. Because our operations qualify as a real property trade or business, we may elect not to have the interest deduction limitation apply to us. If we do not make the election, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.weyerhaeuser.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus information that we file with the SEC. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and contains important information about us and our financial condition.

The documents listed below that we have previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2020 filed February 19, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed April 30, 2021;

•	Current Report on Form 8-K filed January 25, 2021, January 26, 2021, February 17, 2021 and May 18, 2021 and

Amendment No.  1 to Current Report on Form 8-K filed February 18, 2021; and

•

The description of our Common Stock contained in Exhibit 4(r) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or calling us at:

Weyerhaeuser Company

220 Occidental Avenue South

Seattle, Washington 98104-7800

Attention: Investor Relations

Telephone: (800) 525-5440

You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this prospectus and incorporated by reference in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon by Perkins Coie LLP.

EXPERTS

The consolidated financial statements of Weyerhaeuser Company and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that refers to changes in the method of accounting for leases.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses to be borne by Weyerhaeuser in connection with the offering of the securities, other than underwriting discounts and commissions, are as follows:

Registration fee - Securities and Exchange Commission (1)	$—
Accounting fees and expenses (2)	—
Legal fees and expenses (other than Blue Sky) (2)	—
Rating agencies’ fees (2)	—
Printing expenses (2)	—
Trustee’s and registrar’s fees and expenses (2)	—
Blue Sky fees and expenses (2)	—
Miscellaneous (2)	—

Total (2)	$—

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act (the “WBCA”) authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer. Section 23B.08.560 of the WBCA authorizes a corporation, if provided for in its articles of incorporation, by provision in a bylaw or resolution approved by its shareholders to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by WBCA Sections 23B.08.510 through 23B.08.550, provided that the corporation may not indemnify any director from or on account of acts or omissions of the director (a) finally adjudged to be intentional misconduct or a knowing violation of law, (b) finally adjudged to violate WBCA Section 23B.08.310 (relating to unlawful distributions), or (c) relating to any transaction with respect to which it was finally adjudged that the director personally received a benefit in money, property or services to which the director was not legally entitled.

Article XI of our Articles of Incorporation provides that we may indemnify any person, and will indemnify our directors, against all liability arising from or in connection with service or employment for or other affiliation with the corporation or other firms or entities to the maximum extent permitted by law. Our Articles of Incorporation provide that the procedures for those seeking indemnification and/or advancement of expenses are as set forth in our Bylaws. Article XII of our Bylaws provides that we will indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, to the full extent and in the manner set forth in and permitted by the WBCA and any other applicable law as from time to time in effect.

We maintain directors’ and officers’ liability insurance under which our directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Section 23B.08.320 of the WBCA authorizes Washington corporations to limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that the corporation may not eliminate or limit the liability of a director for acts or omissions (a) that involve intentional misconduct or a knowing violation of law by a director, (b) that violate WBCA Section 23B.08.310 (relating to unlawful distributions), or (c) that relate to any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

Article X of our Articles of Incorporation provides that, to the full extent permitted by the WBCA as described above or as may be amended, a director shall not be liable to the corporation or its shareholders for monetary damages for conduct as a director.

Under the underwriting agreements filed or to be filed or incorporated by reference as exhibits hereto, the underwriters may agree to indemnify, under certain conditions, the registrant, its directors, certain of its officers and persons, if any, who control the registrant within the meaning of the Securities Act against certain liabilities. The registrant, its directors, certain of its officers and persons, if any, who control the registrant may be entitled to similar indemnity under other agreements entered into with underwriters, agents and dealers involved in the distribution of the securities from time to time.

It is the opinion of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable.

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

1.1*	Form of Underwriting Agreement (Debt Securities, Preferred Shares, Preference Shares, Depositary Shares, Common Shares, Warrants, Stock Purchase Contracts, or Stock Purchase Units).

4.1#	Form of certificate evidencing the Common Shares (incorporated by reference from the Registration Statement on Form S-3 filed April 4, 1983).

4.2	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on May 6, 2011 - Commission File Number 1-4825, and to Exhibit 3.1 to the Current Report on Form 8-K filed on June 20, 2013 - Commission File Number 1-4825).

4.3	Bylaws (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on October 26, 2018 - Commission File Number 1-4825).

4.4	Indenture dated as of April 1, 1986 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 333-36753).

4.5#	First Supplemental Indenture dated as of February 15, 1991 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 333-52982).

4.6#	Second Supplemental Indenture dated as of February 1, 1993 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 333-59974).

4.7	Third Supplemental Indenture dated as of October 22, 2001 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as Trustee (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-3, Registration No. 333-72356).

4.8	Fourth Supplemental Indenture dated as of March 12, 2002 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as Trustee (incorporated by reference to Exhibit 4.8 from the Registration Statement on Form S-4/A, Registration No. 333-82376).

4.9	Fifth Supplemental Indenture dated as of March 30, 2020 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 30, 2020 - Commission File Number 1-4825).

4.10	Indenture dated as of March 15, 1983 between Weyerhaeuser Company (as successor to Willamette Industries, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(f) to Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission on February 16, 2018 - Commission File Number 1-4825).

4.11	Indenture dated as of January 30, 1993 between Weyerhaeuser Company (as successor to Willamette Industries, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(g) to Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission on February 16, 2018 - Commission File Number 1-4825).

4.12	First Supplemental Trust Indenture dated as of March 12, 2002 between Weyerhaeuser Company (as successor to Willamette Industries, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(h) to Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission on February 16, 2018 - Commission File Number 1-4825).

4.13	Indenture dated as of January 15, 1996 between Weyerhaeuser Company Limited (as successor to MacMillan Bloedel Limited) and The Bank of New York Mellon Trust Company, N.A. (as successor to Harris Trust Company of New York, formerly known as Bank of Montreal Trust Company), as Trustee (incorporated by reference to Exhibit 4(i) to Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission on February 16, 2018 - Commission File Number 1-4825).

4.14	First Supplemental Indenture dated as of November 1, 1999 between Weyerhaeuser Company Limited and The Bank of New York Mellon Trust Company, N.A. (as successor to Harris Trust Company of New York, formerly Bank of Montreal Trust Company), as Trustee (incorporated by reference to Exhibit 4(j) to Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission on February 16, 2018 - Commission File Number 1-4825).

4.15	Note Indenture dated November 14, 2005 by and among Plum Creek Timberlands, L.P., as Issuer, Weyerhaeuser Company, as successor to Plum Creek Timber Company, Inc., as Guarantor, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on February 19, 2016 - Commission File Number 1-4825).

4.16	Supplemental Indenture No. 1 dated as of February 19, 2016 by and among Plum Creek Timberlands, L.P., as Issuer, Weyerhaeuser Company, as Guarantor, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 19, 2016 - Commission File Number 1-4825).

4.17	Supplemental Indenture No. 2 dated September 28, 2016 by and between Weyerhaeuser Company, as successor Issuer, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on September 30, 2016 - Commission File Number 1-4825).

4.18	Officer’s Certificate dated November 15, 2010 executed by Plum Creek Timberlands, L.P., as Issuer (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on February 19, 2016 - Commission File Number 1-4825).

4.19	Officer’s Certificate dated November 26, 2012 executed by Plum Creek Timberlands, L.P., as Issuer (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed on February 19, 2016 - Commission File Number 1-4825).

4.20	Assumption and Amendment Agreement and Installment Note dated as of April 28, 2016 by and among Plum Creek Timberlands, L.P., Weyerhaeuser Company and MeadWestvaco Timber Note Holding Company II, L.L.C. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on May 4, 2016 - Commission File Number 1-4825).

4.21	Officer’s Certificate dated February 25, 2019 executed by Weyerhaeuser Company, as Issuer (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 25, 2019 - Commission File Number 1-4825).

4.22	Officer’s Certificate dated March 30, 2020 executed by Weyerhaeuser Company, as Issuer (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on March 30, 2020 - Commission File Number 1-4825).

4.23*	Subordinated Indenture to be entered into between Weyerhaeuser Company and a trustee to be named.

4.24*	Junior Subordinated Indenture to be entered into between Weyerhaeuser Company and a trustee to be named.

5.1**	Opinion of Perkins Coie LLP.

8.1*	Opinion regarding tax matters.

23.1**	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

23.2**	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney of certain officers and directors (contained on the signature pages of this registration statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the trustee under the registrant’s indenture dated as of April 1, 1986, as supplemented.

25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of a trustee to be named under Weyerhaeuser Company’s Subordinated Indenture.

25.3***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of a trustee to be named under Weyerhaeuser Company’s Junior Subordinated Indenture.

*	To be filed by amendment or incorporated by reference in this registration statement where applicable in connection with any offering of securities.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.
#	Filed in paper - hyperlink not required pursuant to Rule 105 of Regulation S-T.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided however, That: the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 10, 2021.

WEYERHAEUSER COMPANY

By:	/s/ Devin W. Stockfish
Name: Devin W. Stockfish
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Devin W. Stockfish, Nancy S. Loewe, and Kristy T. Harlan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and her and in his and her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, any related registration statements filed pursuant to Rule 462 under the Securities Act, and any other documents filed in connection with any such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person could or might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on June 10, 2021.

Signature

/s/ Devin W. Stockfish	President, Chief Executive Officer and Director
Devin W. Stockfish	(Principal Executive Officer)

/s/ Nancy S. Loewe	Senior Vice President and Chief Financial Officer
Nancy S. Loewe	(Principal Financial Officer)

/s/ David M. Wold	Vice President and Chief Accounting Officer
David M. Wold	(Principal Accounting Officer)

/s/ Mark A. Emmert	Director
Mark A. Emmert

/s/ Rick R. Holley	Director
Rick R. Holley

/s/ Sara Grootwassink Lewis	Director
Sara Grootwassink Lewis

/s/ Deidra C. Merriwether	Director
Deidra C. Merriwether

/s/ Al Monaco	Director
Al Monaco

/s/ Nicole W. Piasecki	Director
Nicole W. Piasecki

/s/ Lawrence A. Selzer	Director
Lawrence A. Selzer

/s/ Kim Williams	Director
Kim Williams